Exhibit 32.4
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Annual Report of MGM Growth Properties Operating Partnership LP (the “Company”) on Form 10-K for the period ending December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andy H. Chien, Chief Financial Officer and Treasurer of MGM Growth Properties OP GP LLC, the sole general partner of MGM Growth Properties Operating Partnership LP, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ANDY H. CHIEN
Andy H. Chien
Chief Financial Officer and Treasurer MGM Growth Properties OP GP LLC, the sole general partner of MGM Growth Properties Operating Partnership LP
March 1, 2018
 A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.